Exhibit 10.3
Indemnification Agreement
This Indemnification Agreement (this Agreement) is entered into as of September 15, 2010, by and among Trapollo LLC, a Delaware limited liability company (Trapollo), and GTSI Corp., a Delaware corporation (Guarantor).
Recitals
A. Guarantor has a business relationship with Trapollo.
B. Trapollo has obtained a loan (the Loan) from Castle Pines Capital LLC, a Delaware limited liability company (CPC), pursuant to a Credit Agreement dated as of the date hereof between Trapollo and CPC for up to a maximum of $_____  (the Credit Agreement).
C. As an inducement to CPC to make the Loan, Guarantor has entered into a continuing guaranty agreement dated as of the date hereof between Guarantor and CPC (a copy of which is attached hereto) under which the Guarantor has unconditionally guaranteed the payment of all amounts due by Trapollo under the Loan up to a maximum of $1,000,000 (the Guaranty).
D. As an inducement to the Guarantor to enter into the Guaranty, Trapollo desires to ensure that the Guarantor is fully indemnified by Trapollo against any loss should CPC require the Guarantor to perform under the Guaranty.
Agreements
Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
Section 1. Rights of Subrogation.
If the Guarantor becomes obligated to perform under the Guaranty, the Guarantor shall be subrogated to the rights of CPC against Trapollo to the extent of such performance.
Section 2. Indemnity.
Trapollo hereby agrees to indemnify the Guarantor and hold the Guarantor harmless against, and reimburse Guarantor for, any and all payments,losses, costs, liabilities and expenses, including attorneys’ fees and costs of review and defense, incurred by the Guarantor as a result of, or otherwise arising from, any demand, request or any other action taken by CPC (or any successor to CPC) pursuant to or otherwise in respect of the Guaranty.
Section 3. Loan Amendments
Trapolla agrees that it will not, directly or indirectly, amend, modify or extend the Loan or Credit Agreement without Guarantor’s prior written approval.

Section 4. Miscellaneous.
(a) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to such subject matter.
(b) Amendment. This Agreement may be amended only in a writing signed by all of the parties.
(c) Waiver. No waiver shall be effective against any party unless it is in a writing signed by that party.
(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e) Bind and Inure. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.
(f) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered to the parties at the addresses set forth below or to such other addresses as either party may specify by written notice to the other. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be deemed given three business days after the date of mailing. Notices or other communications sent in any other manner shall be deemed given only when actually received.

Guarantor:	GTSI Corp.
2553 Dulles View Drive, Suite 100
Herdon, Virginia 20171
Attention: General Counsel

Trapollo:

(g) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(h) Separability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.
(i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

In witness whereof, Trapollo and Guarantor have executed this Agreement as of the date first written above.

Attest:		Trapollo LLC

By:	/s/ John Aldridge	By:	/s/ James Leto

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Attest:		GTSI Corp.

By:	/s/ Blanche Kochenthal	By:	/s/ Scott Friedlander

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